EXHIBIT 99.(a)(1)(D)
ELECTION FORM
I have received the Offer to Amend Options relating to Gladstone Commercial Corporation’s (the “Company”) offer to amend the terms of all outstanding stock options to change the expiration date of these options to December 31, 2006. I understand that “Options” consist of all options to purchase the Company’s common stock granted under the Gladstone Commercial Corporation 2003 Equity Incentive Plan, as amended, that are outstanding on the date the offer expires.
I understand that if I elect to amend my Options, the option expiration dates for all of my Options will be accelerated to December 31, 2006.
Set forth in the table below are the Grant Number, Grant Date, Exercise Price and total number unexercised shares subject to each Option I have been granted, and I have checked the appropriate box to indicate whether I wish to amend or not amend all of my Options.
I understand that I may change the terms of my election to amend my Options by submitting a new Election Form or a Notice to Change Election From Accept to Reject prior to the termination date of the Offer to Amend Options, which is currently August 31, 2006.

Total Number of
Applicable
Unexercised Shares
Grant	Grant	Exercise	Subject to the	I elect to amend these	I elect not to amend
Number	Date	Price	Option	Option Grants	these Option Grants
				☐	☐
If I have checked the box marked “I elect to amend these Option Grants” in the table above, I hereby agree that, unless I revoke my election before 5:00 p.m., Eastern Time on August 31, 2006 (or a later expiration date if the Company extends the offer), my election will be irrevocable, and if accepted by the Company, all of my Options will be amended to shorten the expiration dates thereof to December 31, 2006.
I further understand and agree that I can only elect to amend all shares subject to all Options I have been granted.
I acknowledge and agree that neither the ability to participate in the offer nor actual participation in the offer shall be construed as a right to employment with the Company (except on an at-will basis, unless otherwise required by local law). I agree that the Company has made no representations or warranties to me regarding this offer or the future pricing of the Company’s common stock, and that my participation in this offer is at my own discretion.
I AGREE THAT THE COMPANY SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN THIS OFFER.

Option Holder Signature	Social Security Number

Option Holder Name (Please Print)	E-mail Address	Date
PLEASE DELIVER YOUR SIGNED AND COMPLETED ELECTION FORM TO PAULA NOVARA BY MAIL, COURIER, E-MAIL (e-mail address: paula.novara@gladstonemanagement.com), FAX (fax number: (703) 287-5801) OR PERSONAL DELIVERY NO LATER THAN 5:00 P.M., EASTERN TIME ON AUGUST 31, 2006 (OR A LATER EXPIRATION DATE IF THE COMPANY EXTENDS THE OFFER). IF YOU CHOOSE TO DELIVER YOUR ELECTION FORM BY E-MAIL OR FAX, YOUR ELECTION WILL ONLY BE EFFECTIVE IF IT IS RECEIVED BY THE EXPIRATION DATE AND IF THE ORIGINAL ELECTION FORM IS RECEIVED BY SEPTEMBER 15, 2006 (OR A LATER DELIVERY DATE IF THE COMPANY EXTENDS THE OFFER).